Exhibit 10.1

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (this “Agreement”) dated as of May 29, 2024 (the “Effective Date”), is made and entered into by AllFi Technologies, Inc., a Delaware corporation (“AllFi Technologies”), AllFi Holdings LLC, a Wyoming limited liability company (“AllFi Holdings”), and The Crypto Company, a Nevada corporation (“TCC”). AllFi Technologies, AllFi Holdings, and TCC shall be referred to collectively as the “Parties”, and each, individually, as a “Party”.

RECITALS

WHEREAS, AllFi Holdings and AllFi Technologies entered into an Intellectual Property Assignment Agreement and Subscription Agreement (“Subscription Agreement I”), each dated as of October 2, 2023, and AllFi Holdings and TCC entered into a Subscription Agreement dated as of October 7, 2023 (“Subscription Agreement II”) (the Intellectual Property Assignment Agreement, Subscription Agreement I, and Subscription Agreement II, collectively, the “Prior Agreements”), pursuant to which AllFi Holdings conveyed, transferred, and assigned to AllFi Technologies, among other assets, certain intellectual property of AllFi Holdings as detailed on Exhibit A hereto (“Assigned IP”), in consideration of which, AllFi Holdings received a 49.9% interest in AllFi Technologies and 22,104,583 shares in TCC, which equated to a 9.99% interest in TCC (“TCC Shares”);

WHEREAS, TCC is the majority owner of AllFi Technologies and derived benefit from the Assigned IP;

WHEREAS, TCC no longer has a use for the business line associated with AllFi Technologies or the Assigned IP and desires to transfer and assign to AllFi Holdings, and AllFi Holdings wishes to accept and assume from AllFi Technologies, all of the issued and outstanding shares of AllFi Technologies, including the Assigned IP, subject to the terms and conditions set forth herein and in that certain stock purchase agreement amongst the Parties dated as of the date hereof (the “Purchase Agreement”); and

WHEREAS, in connection with and as consideration for the entering into of the Purchase Agreement, AllFi Holdings desires to forfeit, transfer and assign back to TCC (i) the TCC Shares, and (ii) any other previously agreed upon future interest in TCC that AllFi Holdings may have been eligible to receive under either Subscription Agreement I or Subscription Agreement II, as set forth in that certain Contribution and Assignment Agreement dated as of the date hereof (“Contribution Agreement”), and to release AllFi Technologies and TCC from all Claims (as defined herein) which relate to or arise from, directly or indirectly, the Prior Agreements or Purchase Agreement that existed at any time prior to or as of the date of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Sale of AllFi Technologies. In accordance with the terms and conditions set forth in the Purchase Agreement, AllFi Technologies affirms and acknowledges the irrevocable conveyance, transfer and assignment to AllFi Holdings of : (i) all of the issued and outstanding shares of AllFi Technologies, in accordance with the terms of the Stock Purchase Agreement, dated as of May 29, 2024, and (ii) all of the right, title and interest of AllFi Technologies in and to the Assigned IP, (a) the right of use in connection therewith, (c) the right to sue or otherwise recover for any and all past, present and future infringements or misappropriations thereof, (d) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto and (e) all other rights of any kind whatsoever of AllFi Technologies accruing thereunder or pertaining thereto, together in each case with the goodwill of the ebusiness connected with the use of, and symbolized by, the above.

2. Contribution. In accordance with the terms and conditions set forth in the Contribution Agreement, AllFi Holdings affirms and acknowledges the irrevocable conveyance, transfer and assignment back to TCC of all of AllFi Holding’s previously acquired TCC shares and any potential future interests AllFi Holdings may have been eligible to receive under either Subscription Agreement I or Subscription Agreement II to TCC.

3. General Release. AllFi Holdings hereby irrevocably and forever releases and discharges AllFi Technologies and TCC and their respective officers, directors, and employees from any and all Claims (as herein defined) pertaining to the Assigned IP, Prior Agreements or Purchase Agreement. “Claims” means any and all claims, debts, dues, demands, actions, rights, suits, judgments, and causes of action of whatever nature or character, charges, accounts, covenants, controversies, contracts, agreements and promises of any kind, whether known, reasonably should have been known, or unknown, suspected or unsuspected, accrued or unaccrued, matured or unmatured, absolute or contingent, determined or speculative, both in law and in equity, in each case which relate to or arise from, directly or indirectly, the Prior Agreements or Purchase Agreement that existed at any time prior to or as of the date of this Agreement.

4. Indemnification. AllFi Holdings hereby agrees to indemnify AllFi Technologies and TCC and hold it harmless for any Claim that may be asserted against AllFi Technologies or TCC arising from or pursuant to the Assigned IP, Purchase Agreement, or Prior Agreements.

5. Further Assurances. The Parties agree to execute any additional documents, and take any further actions, necessary or reasonably requested by the Parties, to effect or evidence the Purchase Agreement and Contribution Agreement set forth above.

6. Consultation With Independent Counsel. By signing this Agreement, the Parties acknowledge that each of them has been represented by independent counsel of his or her own selection or has chosen voluntarily not to consult with independent counsel about the terms hereof, despite being advised of his or her right to do so and the desirability that he or she do so.

7. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

8. Governing Law. All matters arising directly or indirectly from this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to any conflicts of law principles.

9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the below Parties have executed and entered into this Agreement effective as of the date set forth above.

ALLFI TECHNOLOGIES, INC..,

a Delaware corporation

By:
Name:
Title:

ALLFI HOLDINGS LLC,

a Wyoming limited liability company

By:
Name:
Title:

Name:

THE CRYPTO COMPANY,

a Nevada corporation

By:
Name:
Title:

EXHIBIT A

(a) the trademark registrations and applications set forth below and all issuances, extensions, and renewals thereof (the ‘‘Trademarks’’), together with the goodwill of the business connected with the use of, and symbolized by, the Trademarks; provided that, with respect to the United States intent-to-use trademark applications set forth below, the transfer of such applications accompanies, the transfer of AllFi Technologies, Inc.’s business, or that portion of the business to which the trademark pertains, and that business is ongoing and existing;

(b) the copyright registrations, applications for registration, and exclusive copyright licenses set forth below and all issuances, extensions, and renewals thereof (the ‘‘Copyrights’’);

(c) all rights of any kind whatsoever of AllFi Technologies, Inc. accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(d) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(e) any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

●	Application Design, Product Development, Marketing, and Logos for the AllFi Brand

●	Trademark #98162710 Filed at USPTO on September 12, 2023. Registration is Pending (there are no other names filed).

●	URL: www.myallfi.com